SUBLEASE

     THIS SUBLEASE made and entered into this 1st day of April, 1995, by and between TELEVAR NORTHWEST, INC., a Washington Corporation, hereinafter referred to as "Sublessor" and TELEWAVES, INC., a Washington Corporation, hereinafter referred to as "Sublessee".

     1. Description. Sublessor, for and in consideration of the rentals hereinafter provided, and the covenants and agreements hereinafter contained, hereby demise, let and lease unto the Sublessee a portion of the building located at 240 North Mission, Wenatchee, Washington, consisting of approximately 1025 sq. ft. A diagram of the lease premises is attached hereto as Exhibit "A" and by this reference incorporated herein. The parties acknowledge that this Sublease and Sublessee's tenancy created hereunder is subject to that certain Lease Agreement dated July 26, 1993, by and between E. Gus Noyd and Laura Jean Noyd, husband and wife, as Lessor and Televar Northwest, Inc., therein Lessee, a copy of which is attached hereto as Exhibit "B" and by this reference incorporated herein.

     2. Term of Sublease. The term of this Sublease shall be from April 1, 1995 and terminating on the 31st day of July, 2000.

     3. Rental Amount.

     A. The Sublessee shall pay to the Sublessor monthly rent as set forth herein. All rent shall be payable on the first day of each and every month during the term of this Sublease commencing April 1, 1995. Rent shall be increased during the term of this Sublease an follows:

SEA1-114134.1   27211-0001
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     April 1, 1995 through March 31, 1996 - $ 975
     April 1, 1996 through March 31, 1997 - $1,025
     April 1, 1997 through March 31, 1998 - $1,080
     April 1, 1998 through March 31, 1999 - $1,135
     April 1, 1999 through March 31, 2000 - $1,195
     April 1, 2000 through July 31, 2000  - $1,275

     B. All rental payments shall be made to the Sublessor at the following address: 215 Yakima Street, Wenatchee, Washington 98801. In the event that said monthly payments are delivered to Sublessor later than 5:00 p.m. on the 5th day of any month during the term of this Sublease, there shall be a late charge in the amount of five percent (5%) of the monthly rental due for each month that the rent is delinquent.

     C. On or before April 15 /s/, 1995, Sublessee shall pay, in addition to the regular rental payments called for herein, the sum of One Thousand Two Hundred and Seventy Five Dollars ($1,275.00) which shall be held on deposit as last month's rent.

     4. Use. Sublessee may use and occupy the premises for office, sales, service, and display of products being sold by Sublessee. Use of premises shall not change without prior written consent of the Sublessor. No unlawful use of the premises shall be allowed. Sublessee agrees to maintain the premises in a neat and orderly condition throughout the term of the Sublease.

     5. Alterations and Modifications. Sublessee accepts the premises in the condition now existing (*subject to stipulations in Exhibit -A- /s/) and shall not make any material alterations, additions or modifications to the premises unless the same are approved by the Sublessor in

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advance. All alterations, additions or modifications of the premises shall be at the Sublessee's expense. All such alterations, additions or modifications shall remain as part of the premises upon termination of the Sublease. During the term of this Sublease the Sublessee shall do all painting and redecorating of the interior of the building at its own expense. Sublessee shall keep the demised premises and the property on which the demised premises is situated free from any liens arising out of the occupancy by Sublessee, or any work or improvements made therein at Sublessee's expense and which have been consented to by Sublessor.

     6. Maintenance and Repairs.

     A. Sublessor. In maintenance and repair of the premises, the Sublessor's responsibility shall be limited to maintaining the roof, foundation and structural walls.

     B. Sublessee. Sublessee shall maintain the interior of the premises in a good state of repair including light fixtures, painting and replacement of glass as may be needed. Sublessee shall be responsible for all maintenance and repairs not expressly assumed by the Sublessor. Sublessee shall maintain the exterior of the premises including the landscaping.

     C. Sublessor shall not be liable for any damage done or occasioned by plumbing, electrical wiring, fixtures, gas, water, steam or other pipes or sewage, or by water, snow or ice being upon or coming through the roof, doors or other parts of the premises.

     7. Utilities.

     A. Sublessee. The Sublessee shall be responsible for forty-five percent (45%) of all utilities and services. Sublessee shall pay three percent (33%) of Whitman Way Assn. dues and/or operating assessments. Sublessee shall hold the Sublessor harmless from any liability relating to utilities and services which are the responsibility of the Sublessee.

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     B. Sublessor. Sublessor shall not be responsible for providing any utilities or services to the premises subject to the Sublease.

     8. Compliance with Laws and Covenants.

     A. Sublessee shall keep the premises in a clean, sanitary condition and shall comply with all lawful rules and regulations, ordinances and statutes applicable to the maintenance of the premises imposed by any governmental. authority. Sublessee shall not use any portion of the premises for any illegal purpose.

     B. Sublessee acknowledges that the premises are subject to mutual covenants, restrictions, conditions and reciprocal easements of the Whitman Way Professional Center which are of record under Chelan County Auditor's No. 8502140037. Sublessee agrees to abide by the obligations and restrictions set forth in the aforementioned document. Sublessee assumes all obligations to the premises as set forth in the aforementioned document which is attached hereto as a portion of Exhibit "B".

     9. Insurance.

     A. Sublessor. Sublessor shall keep the building insured against loss by special perils property insurance to the extent of the reasonable insurable value thereof.

     B. Sublessee. Sublessee agrees to provide single limit liability insurance with minimum limits of Five Hundred Thousand Dollars
($500,000.00) against loss by reason of accident causing damage to persons and/or Sublessee agrees to provide Sublessor with annual written conformation that the premises are insured. Sublessor shall be named as an additional insured under any such policy. Sublessee shall hold the Sublessor harmless from all damage to

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personal property arising out of the use of the premises by the Sublessee.
Sublessee shall be responsible for providing insurance coverage for the contents of the premises.

     10. Taxes.

     A. Sublessor. Sublessor shall pay the annual real estate taxes assessed or levied against the premises to the extent of the dollar amount assessed and levied for 1993 base year.

     B. Sublessee. Sublessee shall pay all taxes levied for personal property located on the premises and shall pay thirty three percent (33%) of fifty percent (50%) of that portion of the real property taxes assessed and levied against the premises which exceeds the amount levied for the 1993 base year.

     11. Damage by Fire - Destruction.

     A. In the event of a partial destruction of the premises by fire or other casualty, the Sublessor may elect to terminate this Sublease or rebuild and repair said premises. In the event Sublessor elects to repair and rebuild, the rent shall proportionately abate during the time between such partial destruction and repair or rebuilding. The election to repair or rebuild must be made within sixty (60) days after the event giving rise thereto and pursued with due diligence and dispatch.

     B. In the event the premises shall be destroyed to the extent of fifty percent (50%) or more of the value thereof, the Sublessor may elect to rebuild or not to rebuild and shall notify Sublessee of its intention within thirty (30) days after such destruction. in case Sublessor elects to not rebuild, this Sublease shall terminate without any liability to Sublessor by Sublessee because of such election.

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     12. Subleasing. Sublessee may sublet portions of the premises on terms not inconsistent with the Sublease. Sublessee shall not assign the Sublease without the written consent of the Sublessor which shall not be unreasonably withheld. Any such assignment or subletting shall not relieve the Sublessee of its obligations under the terms of this Sublease.
Sublessee shall not mortgage, pledge or in any way encumber this Sublease or any part thereof without the prior written consent of the Sublessor.

     13. Signs. The installation of all signs or symbols posted, displayed or erected on the exterior or interior of the premises by Sublessee shall be installed in keeping with the requirements of the City of Wenatchee and covenants in Exhibit "B".

     14. Peaceable, Enjoyment - Right of Entry.

     A. Upon the commencement of the Sublease term, the Sublessee shall be entitled to peaceable enjoyment of the premises free from interference by the Sublessor.

     B. The Sublessor, its agents and employees, shall have the right on prior notice and at reasonable times to enter said premises for the purpose of inspecting the same or for any other purpose required in connection with the Sublease or the Sublessor's ownership of the premises.

     15. Default and Reentry.

     A. Time is of the essence of this Sublease. If any rents reserved above, or any part thereof, shall be and remain unpaid when the sum shall become due, or if Sublessee shall violate or default in any of the covenants and agreements herein contained, the Sublessor may cancel this Sublease by giving the notice required by law, and reenter the premises. Notwithstanding such reentry by the Sublessor, the liability of the Sublessee for the rent

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provided for herein shall not be extinguished for the balance of the term of this Sublease. Sublessee covenants and agrees to make good to the Sublessor any deficiency arising from the reentry and the reletting of the premises at a Sublessor rental than herein agreed to. Sublessee shall pay such deficiency each month as the amount thereof is ascertained by Sublessor.

     B. In the event Sublessee shall become either insolvent or bankrupt, or if a receiver is appointed, then the Sublessor may cancel this Sublease at its option after giving thirty (30) days written notice.

     16. Risk of Loss. Risk of all loss, injury and damage to personal property located upon or about said premises, however caused, is hereby assumed by the Sublessee notwithstanding any other provision herein to the contrary.

     17. Mutual Release. The Sublessor and the Sublessee and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the leased premises, or covered by insurance in connection with the property on or activities conducted on the leased property, regardless of the cause of damage or loss.

     18. Sublessor Exoneration. The Sublessor shall not be liable for injury or damage to person or property occurring within the lease property, unless caused by or resulting from the negligence of the Sublessor, or any of Sublessor's agents or employees in operation or maintenance of the leased premises.

     19. Condemnation. If the whole of the leased premises or such portion thereof as will make the leased premises unsuitable for the purpose herein leased is taken by eminent domain, the Sublease shall expire on the date when the leased premises shall be so taken and

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the rent shall be apportioned as of that date. Neither the Sublessor nor the Sublessee shall have any rights in or to any award made to the other by the condemning authority.

     20. Attorneys Fees and Costs. In the event suit shall be brought for any unlawful detainer of said premises, for the recovery of any rent or other sums due under the provisions of the Sublease or because of the breach of any other covenant herein contained, the prevailing party shall be entitled to payment by the other party of its costs incurred in such proceeding, including a reasonable attorneys fee.

     21. Non-Waiver of: Breach. The failure of the Sublessor to insist upon strict performance of any of the covenants or agreements of this Sublease, or to exercise any options herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenant or right or any other covenant or agreement, but the same shall be and remain in full force and effect.

     22. Sublessor's Right to Cure Sublessee's Obligation. In the event that the Sublessee fails to insure as herein required or fails to make any payment which Sublessee is obligated to make under the terms of this Sublease, the Sublessor may undertake and shall be immediately due and payable by the Sublessee to the Sublessor, including any costs and attorney's fees incurred because of the Sublessee's failure to comply with the terms of the Sublease.

     23. Surrender. At the expiration of this Sublease term, the Sublessee shall surrender the leased premises in a good a condition as it was in at the beginning of this term, reasonable use and wear and damages by the elements excepted.

     24. Binding Effect. This Sublease Agreement shall be binding not only on the parties hereto, but their successors, assigns and personal representatives.

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     25. Law Governing. The terms of this Sublease shall be governed in accordance with the laws of the State of Washington. Venue for any action arising from the Sublease shall be as between the Sublessor and the Sublessee shall lie in Chelan County.

     26. Entire Agreement. This Sublease contains the entirety of the agreement between the Sublessor and the Sublessee and shall not otherwise be modified unless such modifications are in writing and signed by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

TELEVAR NORTHWEST, INC.                 TELEWAVES, INC.


By  /s/                                 By  /s/
  ---------------------------------       -------------------------------------




STATE OF WASHINGTON          )
                             )ss.
County of Chelan             )

     I certify that I know or have satisfactory evidence that Mark Hamilton is the person who appeared before me, and said person acknowledged that he/she/they signed this instrument, on oath stated that he/she/they were authorized to execute the instrument and acknowledged it as the President of Televar Northwest, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED this 21st day of April, 1995.

                                          /s/
                                        ---------------------------------------
                                        NOTARY PUBLIC, State of Washington
                                        My Commission Expires 4-17-98



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

STATE OF WASHINGTON                 )
                                    )ss.
County of Yakima                    )

     I certify that I know or have satisfactory evidence that Richard Blair is the person who appeared before me, and said person acknowledged that he/she/they signed this instrument, on oath stated that he/she/they were authorized to execute the instrument and acknowledged it as the President of Telewaves, Inc., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED this 14th day of April, 1995.

                                          /s/
                                        ---------------------------------------
                                        NOTARY PUBLIC, State of Washington
                                        My Commission Expires Aug. 28 '96

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                                Exhibit -A-

As stated on page 3, paragraph 5 of the Sublease, Sublessee accepts the building in it's "condition now existing" with the exception of the following:

A walk through and inspection of the vacated premises on April 5, 1995 revealed damage and wear and tear on various surfaces. (see floor plan for room numbers)

Room 1:             Counter drawers rubbing and sticking
                    Holes above counter in wall

Room 2:             Cabinet removed / left holes in wall
                    Molding missing by air vent
                    Spillage on east wall and carpet

Room 3:             Cabinet removed / left hole in wall
                    Carpet stained by east wall

Room 4:             Cabinet removed / left holes in wall
                    Wall paper ripped away on east wall
                    Carpet stains by heat duct

Room 5:             Small holes in wall where pictures were hung
                    Telephone jack laying on floor

Hallway Area:       Gouged plaster by light switch
                    Small hole in east wall near corner
                    Cabinet door scratched and missing screw on one handle.

Door Damage:
A. Outside door:    Weathered, missing screw plugs on outside.
B 2nd outside door: Small gouge on outside bottom.
C. Room 1 to Hall:  Small scratches.
D. Room 2:          Small scratches and door frame scratched.
E. Room 3:          Gouged veneer in bottom hinge area, small scratches, door
                    frame scratched.
F. Room 4:          Dented door knob, small scratches, door frame scratched.
G. Room 5:          Small scratches, door frame scratched.

Sublessee's acceptance of the condition of the office is predicated on the repair of the damage listed above. Sublessor also agrees to install a security door in the hall at the NW corner of room 5 and block the window between room 1 and room 6.

Sublessor and sublessee agree that it is while it is unreasonable to expect that the premise be in a new condition when sublessee takes possession, the premise will be in a neat, attractive, and

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reasonably maintained state at the time of possession. This includes cleaned carpets, fully functioning doors, cabinets, and drawers, clean and painted wall surfaces, repaired or replaced wall paper, and fully functioning plumbing and electrical, and mechanical fixtures.



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